EXHIBIT 99.1

Contact:

Doug Farrell

Vice President of Investor Relations

408-731-5285

Affymetrix Reports Fourth Quarter and Fiscal Year 2005 Results

– Consumables Drive Revenue Growth –

Santa Clara, Calif. — January 26, 2006 — Affymetrix, Inc., (Nasdaq: AFFX) today reported its results for the fourth quarter and fiscal year ended December 31, 2005.  The Company reported net income of $24.8 million or $0.35 per diluted share in the fourth quarter of 2005, as compared to net income of $27.1 million or $0.41 per diluted share in the fourth quarter of 2004.

For fiscal year 2005, the Company reported net income of $57.5 million or $0.84 per diluted share, as compared to $47.6 million or $0.74 per diluted share for 2004. Net cash provided by operations was $23.1 million for the quarter and $64.6 million for the year ended December 31, 2005.

Total revenue for the quarter was $111.5 million, of which $2.8 million was related to the sale of products to Perlegen Sciences, Inc., compared to total revenue of $107.7 million in the fourth quarter of 2004, of which $1.3 million was related to the sale of products to Perlegen. For the full year, total revenue increased to $367.6 million as compared to $346.0 million for 2004.

Product and product related revenue increased to $105.7 million for the fourth quarter of 2005, compared to $104.9 million in the same period in 2004.  Fourth quarter product sales included GeneChip® array revenue of $59.7 million, reagent revenue of $12.1 million, and instrument revenue of $19.4 million. In 2005, total product and product related revenue increased to $350.2 million as compared to $330.9 million for 2004.  Affymetrix shipped approximately 210 systems in 2005, consistent with the prior year. The cumulative systems shipped grew to approximately 1375 at the end of the fourth quarter.

Royalties and other revenue were $3.1 million for the fourth quarter of 2005 compared to $1.5 million in the fourth quarter of 2004.  In 2005, royalties and other revenue were $8.3 million compared to $9.8 million in 2004.

Total operating costs and expenses were $89.8 million for the fourth quarter of 2005, compared to $79.7 million in the fourth quarter of 2004.  In 2005, total operating costs and expenses were $310.2 million as compared to $286.2 million in 2004.

Cost of product and product related revenue was $30.7 million in the fourth quarter of 2005 compared to $26.8 million in the same period of 2004.  Product and product related gross margin was 71.0% in the fourth quarter of 2005 compared to 74.4% in the fourth quarter of 2004.  In 2005, cost of product and product related revenue was $96.3 million as compared to $91.3 million in 2004, resulting in product and product related gross margin of 72.5% in 2005 as compared to 72.4% in 2004.

Research and development expenses were $19.7 million during the fourth quarter of 2005 compared to $20.5 million in the fourth quarter of 2004.  In 2005, research and development expenses were $77.4 million as compared to $73.4 million in 2004.

Selling, general and administrative expenses were $29.5 million for the fourth quarter of 2005 compared to $31.8 million in the fourth quarter of 2004.  In 2005, selling, general, and administrative expenses were $122.0 million as compared to $117.0 million in 2004.

In addition, the Company incurred acquired in-process research and development charges and stock-based compensation expenses of $9.2 million or $0.13 per diluted share, for the fourth quarter of 2005 and $9.4 million or $0.13 per diluted share for fiscal year 2005.

FISCAL 2005 HIGHLIGHTS

RNA analysis

•                  Launched the Human Exon Array, facilitating expression profiling of over one million exons on a single array for the first time.  This array enables researchers to study the splice variants of known genes and the protein products they produce.

•                  Launched Human and Mouse Tiling Arrays for transcript mapping. With probes spaced closely and evenly across the genome without bias, these arrays enable researchers to look beyond known protein coding gene sequences and examine the structure and function of the entire genome.

•                  Introduced the GeneChip® Blood RNA Concentration Kit and Globin-Reduction RNA Controls to standardize protocols in whole blood processing.

DNA analysis

•                  Commercially launched the Mapping 500K Array, establishing Affymetrix as the market leader in genotyping with more than $70 million in consumables (arrays, reagents and services) sold in 2005 alone.

•                  Customers initiated more than thirty major whole genome association studies each more than 1000 samples,  using the 500K Mapping Array which included:

•                  GlaxoSmithKline: tens of thousands of individuals for pharmacogenetics

•                  Broad Institute of MIT and Harvard: 12,000 individuals for genetics of major diseases including cancer, neuropsychiatric, metabolic and cardiovascular disease

•                  Wellcome Trust Case Control Consortium (WTCCC): 15,000 individuals for genetics of ten complex diseases

ParAllele Acquisition

•                  Completed the acquisition of ParAllele BioScience, substantially increasing assay development capabilities using proprietary MIP technology for applications such as genotyping and gene expression,  all using a universal TAG array.

•                  Six new ParAllele-based Standard Genetic Panels were released, including Drug Metabolism (DMET) and Immune & Inflammation Panels.  Five new Custom Genetic Panels were also commercially launched.

•                  Expanded the Company’s product portfolio to include custom genotyping and genetic discovery services.

CLINICAL PRODUCTS

Translational Medicine

•                  Affymetrix continues to forge translational medicine partnerships with leading institutions to accelerate the translation of basic research into clinical practice. In 2005 we initiated 12 such partnerships; highlights include:

•                  Duke University is leveraging Affymetrix’ GeneChip High Throughput System to conduct large scale clinical studies in cancer and cardiovascular disease

•                  Imperial College London and the Medical Research Council is collaborating to identify better mechanisms to classify, manage and treat cancer, cardiovascular disease and diabetes

•                  CureSearch Children’s Oncology Group is utilizing Affymetrix technology to discover gene expression signatures for common childhood cancers such as leukemia and sarcomas

•                  Karolinska Institutet is employing genetic analyses and gene expression to improve clinical methods and therapeutics for atherosclerosis, breast cancer, rheumatoid arthritis, asthma and dyslexia

•                  Institut Curie is focusing on markers for cancer prognosis

Affymetrix Clinical Labs

•                  Announced plans for establishing Affymetrix Clinical Labs (ACL), a CLIA-regulated lab, which will offer a range of services to accelerate the adoption of GeneChip assays in clinical practice.

•                  Our partners will include major clinical laboratories, as well as pharmaceutical and diagnostic companies who require CLIA-regulated clinical assays utilizing GeneChip technology.

•                  Available services will include current Affymetrix commercial catalogue and custom assays such as Gene Expression Monitoring Assays, DNA Analysis assays, and Chromosomal Copy number.

•                  The company expects that ACL will begin processing chips for partners in our West Sacramento facility in the second half of 2006.

Molecular Diagnostics

•                  Roche Diagnostics launched the AmpliChip Cytochrome P450 Genotyping test in the US, the first microarray-based in vitro diagnostic. Through fiscal year 2005,

Affymetrix has sold 85 diagnostic instruments to its “Powered by Affymetrix” diagnostic partners.

•                  Entered into an expanded agreement with bioMerieux, a Powered by Affymetrix™ partner, to develop and market in vitro diagnostics for breast cancer on the Affymetrix platform.

•                  Affymetrix expanded its Powered by Affymetrix molecular diagnostics program, signing four new agreements including PathWork Informatics, Inc., Almac Diagnostics (formerly ArraDx), and VitaGenomics.

Financial Outlook for 2006

For fiscal 2006, the Company expects product and product related revenue of approximately $400 million, total revenue of approximately $420 million, and pro-forma earnings per diluted share of approximately $0.65 which excludes a charge of approximately $0.15 associated with expensing options under FAS 123R.  On a GAAP basis, earnings per diluted share is expected to be approximately $0.50.

For the first quarter of 2006, the Company projects approximately $87 million in product and product related revenue, approximately $91 million in total revenue, and pro-forma earnings per diluted share of approximately $0.09 which excludes a charge of approximately $0.02 to $0.04 associated with expensing options under FAS 123R.  On a GAAP basis, earnings per diluted share is expected to be approximately $0.05 to $0.07.

Affymetrix’ management team will host a conference call today, January 26, 2006, at 2:00 p.m. PT to review its operating results for the fourth quarter and fiscal-year 2005 and to provide financial guidance for the first quarter and full-year 2006. A live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (866) 500-AFFX, international: (706) 643-2771. A replay of this call will be available from 5:00 p.m. PT on January 26, 2006 until 8:00 p.m. PT on February 2, 2006 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291. The passcode for both is 3859939.  An archived webcast of the conference call will be available under the Investor Relations section of the Company’s website at www.affymetrix.com.

About Affymetrix

Affymetrix scientists invented the world’s first high-density microarray in 1989 and began selling the first commercial microarray in 1994. Since then, Affymetrix GeneChip® technology has become the industry standard in molecular biology research. Affymetrix technology is used by the world’s top pharmaceutical, diagnostic and biotechnology companies as well as leading academic, government and not-for-profit research institutes. More than 1,300 systems have been installed around the world and nearly 3,000 peer-reviewed papers have been published using the technology. Affymetrix’ patented photolithographic manufacturing process provides the most information capacity available today on an array, enabling researchers to use a whole-genome approach to analyzing the relationship between genetics and health. Affymetrix is headquartered in Santa Clara, Calif., with manufacturing facilities in Sacramento, Calif., and Bedford, Mass. The company maintains important sales and marketing operations in Europe and Asia and has about 1,000 employees worldwide. For more information about Affymetrix, please visit the company’s website at www.affymetrix.com.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with GAAP, the Financial Outlook statements in the Company’s earnings release contain non-GAAP financial measures that exclude the effects of non-cash equity-based stock compensation expense as a result of the Company’s adoption of FAS 123R.  Beginning with its first quarter 2006 earnings release, the Company’s earnings releases will include non-GAAP financial measures of its financial results for the reporting period that exclude the income statement effects of non-cash equity-based stock compensation expense used in calculating non-GAAP earnings per diluted share.  The Company believes that the presentation of results excluding non-cash equity-based stock compensation expense will provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results. The Company is using the Modified Prospective Method in its adoption of FAS 123R and as such, is not required to restate prior year results for the impact of option expensing.  Therefore, the Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.  The Company will use these non-GAAP financial measures when evaluating its financial results as well as for internal planning and forecasting purposes.  The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies” or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: risks of the Company’s ability to achieve and sustain higher levels of revenue, higher gross margins, reduced operating expenses; uncertainties relating to technological approaches, manufacturing (including risks related to the Company’s ability to achieve hoped-for manufacturing yields for certain array products, including the ability to identify and resolve manufacturing problems), product development; personnel retention; uncertainties related to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2004 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’

expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

PLEASE NOTE:

Affymetrix, the Affymetrix logo and GeneChip are trademarks owned or used by Affymetrix, Inc.

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	December 31,
	2005	2004
		(Note 1)
ASSETS:
Current assets:
Cash and cash equivalents	$100,236	$42,595
Available-for-sale securities	184,696	163,120
Accounts receivable	93,028	89,441
Accounts receivable from Perlegen Sciences	4,082	3,964
Inventories	35,980	17,997
Prepaid expenses and other current assets	34,739	5,833
Total current assets	452,761	322,950
Property and equipment, net	85,560	64,179
Acquired technology rights, net	61,426	64,334
Goodwill	124,498	18,601
Notes receivable from employees	1,824	1,900
Other assets	40,754	27,807
	$766,823	$499,771

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$71,551	$61,265
Deferred revenue — current portion	35,644	33,776
Other current liabilities	—	1,698
Total current liabilities	107,195	96,739
Deferred revenue — long-term portion	15,606	29,463
Other long-term liabilities	4,184	4,382
Convertible notes	120,000	120,000
Stockholders’ equity:
Common stock	672	616
Additional paid-in capital	624,727	407,258
Deferred stock compensation	(10,799)	(4,265)
Accumulated other comprehensive loss	(1,227)	(3,371)
Accumulated deficit	(93,535)	(151,051)
Total stockholders’ equity	519,838	249,187
	$766,823	$499,771

Note 1:                             The condensed consolidated balance sheet at December 31, 2004 has been derived from the audited consolidated financial statements at that date included in the Company’s Form 10-K for the fiscal year ended December 31, 2004.

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004

Revenue:
Product sales	$91,205	$92,183	$303,013	$277,256
Product related revenue	14,470	12,668	47,177	53,629
Total product and product related revenue	105,675	104,851	350,190	330,885
Royalties and other revenue	3,059	1,532	8,339	9,832
Revenue from Perlegen Sciences	2,755	1,325	9,073	5,245
Total revenue	111,489	107,708	367,602	345,962

Costs and expenses:
Cost of product sales	26,722	24,473	84,708	81,700
Cost of product related revenue	3,931	2,335	11,550	9,634
Cost of revenue from Perlegen Sciences	803	572	5,154	3,611
Research and development	19,680	20,514	77,404	73,405
Selling, general and administrative	29,453	31,760	121,952	116,973
Stock-based compensation	849	5	1,106	920
Acquired in-process research and development	8,315	—	8,315	—
Total costs and expenses	89,753	79,659	310,189	286,243
Income from operations	21,736	28,049	57,413	59,719
Interest income and other, net	2,779	544	6,740	2,317
Interest expense	(416)	(427)	(1,545)	(11,102)
Income before income taxes	24,099	28,166	62,608	50,934
Income tax benefit (expense)	675	(1,111)	(5,092)	(3,326)
Net income	$24,774	$27,055	$57,516	$47,608

Basic net income per share	$0.38	$0.44	$0.90	$0.79

Diluted net income per share	$0.35	$0.41	$0.84	$0.74

Shares used in computing basic net income per share	65,935	61,151	63,816	60,512

Shares used in computing diluted net income per share	72,250	67,425	70,586	66,878